UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

interCLICK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-0692341
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

257 Park Avenue South Suite 602 New York, NY 10010
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:    333-141141

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

interCLICK, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption “Description of Securities” contained in the Registration Statement on Form S-1/A No. 1, as filed with the Securities and Exchange Commission on August 24, 2009, as amended, and as the same may be subsequently amended. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed incorporated by reference herein.

Item 2.  Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 from the Current Report on Form 8-K filed on August 30, 2007)

3.2	Certificate of Amendment to Certificate of Incorporation, dated September 28, 2006 (incorporated herein by reference to Exhibit 3.1 from the Current Report on Form 8-K filed on July 1, 2008)

3.3	Certificate of Amendment to Certificate of Incorporation, dated October 23, 2009 (incorporated herein by reference to Exhibit 3.3 on Form 8-A filed on November 3, 2009)

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 from the Current Report on Form 8-K filed on August 30, 2007)

3.5	Amendment to the Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.5 on Form 8-A filed on November 3, 2009)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

interCLICK, Inc.

Date: November 4, 2009	By:	/s/ Michael Mathews
		Name:	Michael Mathews
		Title:	Chief Executive Officer